Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of United Industries Corporation of our report dated February 25, 1999 relating to the financial statements of United Industries Corporation, which appear in such Prospectus.


/s/ Rubin, Brown, Gornstein & Co., LLP.

St. Louis, Missouri
April 5, 1999



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